Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Two River Bancorp (the Company) for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM D. MOSS
Name: William D. Moss
Title: Chairman of the Board, President and Chief Executive Officer
Date: March 15, 2019

/s/ A. RICHARD ABRAHAMIAN
Name: A. Richard Abrahamian
Title: Executive Vice President and Chief Financial Officer
Date: March 15, 2019